Exhibit 10.1

NETAPP, INC.

CHANGE OF CONTROL SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the “Agreement”) is made and entered into by and between _____________ (“Executive”) and NetApp, Inc. (the “Company”), effective as of ____________________ (the “Effective Date”).

RECITALS

1.
It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Compensation Committee of the Board of Directors of the Company (the “Committee”) recognizes that such consideration can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Committee has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.
2.
The Committee believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his or her employment and to motivate Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.
3.
The Committee believes that it is imperative to provide Executive with certain severance benefits upon Executive’s termination of employment following a Change of Control. These benefits will provide Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.
4.
Certain capitalized terms used in the Agreement are defined in Section 6 below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.
Term of Agreement. This Agreement will have an initial term of three (3) years commencing on the Effective Date (the “Initial Term”). On the third (3rd) anniversary of the Effective Date, this Agreement will renew automatically for additional, one (1) year terms (each, an “Additional Term” and together with the Initial Term, the “Term”), unless either party provides the other party with written notice of nonrenewal at least twelve (12) months prior to the date of automatic renewal. Notwithstanding the foregoing provisions of this paragraph, (a) if a Change of Control occurs at any time during the Term and there are fewer than twenty-four (24) months remaining in the Term, the term of this Agreement will extend automatically through the date that is twenty-four (24) months following the effective date of the Change of Control, or (b) if an initial occurrence of an act or omission by the Company constituting the grounds for “Good Reason” in accordance with Section 6(e) hereof has occurred (the “Initial Grounds”), and the expiration date of the Company cure period (as such term is used in Section 6(e)) with respect to such Initial Grounds could occur following the expiration of the Term, the term of this Agreement will extend automatically through the date that is ninety (90) days following the expiration of such cure period, but such extension of the term will only apply with respect to the Initial Grounds. If Executive becomes entitled to severance benefits under Section 3 during the term of this Agreement, the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied.
2.
At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and will continue to be at-will, as defined under applicable law. As an at-will employee, either the Company or Executive may terminate the employment relationship at any time, with or without Cause.
3.
Severance Benefits.
(a)
Termination without Cause or Resignation for Good Reason in Connection with a Change of Control. If the Company terminates Executive’s employment with the Company without Cause (and not by reason of Executive’s death or Disability) or if Executive resigns from such employment for Good Reason, and such termination occurs during the period that is on or within twenty-four (24) months after the first Change of Control that occurs after the Effective Date (the “Change of Control Period”), and Executive signs and does not revoke a separation agreement and release of claims with the Company (in substantially the form attached hereto as Exhibit A (the “Release”)), then, subject to Section 3(b), Executive will receive the following from the Company:
(i)
Salary Severance Payment. Executive will receive a lump sum severance payment equal to the sum of (A) [For the CEO 200%; for the other executives 150%] of Executive’s annual base salary as in effect immediately prior to Executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control, and (B) [For the CEO 200%; for the other executives 150%] of Executive’s target annual bonus as in effect immediately prior to Executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control.
(ii)
Bonus Severance Payment. A single, lump sum, cash payment equal to the greater of (A) Executive’s annual target bonus in effect for the fiscal year in which the termination occurs, or (if greater) at the level in effect immediately prior to the Change of Control, or (B) the bonus Executive would receive for the fiscal year during which the termination occurs based on actual performance being accrued for financial accounting purposes at the time of termination against the performance goals applicable to Executive’s bonus arrangement in effect immediately prior to Executive’s termination date, in either case, which will be pro-rated for the period during the fiscal year Executive was employed by the Company.
(iii)
Equity Awards. All outstanding Equity Awards subject to time-based vesting will vest as to that portion of the Equity Award that would have vested through the forty-eight (48) month period from Executive’s termination date had Executive remained employed through such period. Additionally, unless otherwise provided in the applicable award agreement, Executive will be entitled to accelerated vesting as to an additional 100% of the then unvested portion of all of Executive’s outstanding Equity Awards that are scheduled to vest pursuant to performance-based criteria, if any. Executive will have one (1) year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company common stock; provided, however, that such post-termination exercise period will not extend beyond the original maximum term of the stock option or other similar right to acquire Company common stock.
(iv)
Continued Employee Benefits. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (A) a period of [twenty-four (24) months for the CEO; eighteen (18) months for the other executives] from the last date of employment of Executive with the Company, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans, or (C) the date upon which Executive ceases to be eligible for coverage under COBRA. COBRA reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Notwithstanding the first sentence of this Section 3(a)(iv), if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable lump-sum payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the termination of employment date (which amount will be based on the premium for the first month of COBRA coverage), multiplied by [twenty-four (24) for the CEO; eighteen (18) for the other executives], which payment will be made regardless of whether Executive elects COBRA continuation coverage. For the avoidance of doubt, the taxable payment in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA.
(b)
Timing of Severance Payments. The receipt of any severance payments or benefits pursuant to this Agreement is subject to Executive signing and not revoking the Release, which must become effective and irrevocable no later than the sixtieth (60th) day following the day on which the termination occurs (the “Release Deadline Date”). Any severance payments or benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the tenth (10th) day following the date the Release becomes effective and irrevocable (the “Release Effective Date”) (provided, however, that if such sixty (60)-day period spans two taxable years of Executive, such benefits will not be paid or commence before the first business day of the second taxable year) or, if later, such time as required by Section 3(e)(i), except that the acceleration of vesting of Equity Awards will become effective on the Release Effective Date and settled in accordance with the applicable award agreement. Except as required by Section 3(e)(i), any lump sum or installment payments that would have been made to Executive during the period between the date of Executive’s separation from service and the tenth (10th) day following the Release Effective Date but for the preceding sentence will be paid to Executive on the tenth (10th) day following the Release Effective Date, and the remaining payments will be made as provided in this Agreement. If the Release does not become effective and irrevocable by the Release Deadline Date, Executive will forfeit any right to severance payments or benefits under this Agreement. If Executive should die before all of the severance amounts have been paid, such unpaid amounts will be paid in a lump sum payment promptly following such event to Executive’s designated beneficiary, if living, or otherwise to the personal representative of Executive’s estate. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective and irrevocable.
(c)
Voluntary Resignation; Termination for Cause; Disability; Death. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than for Good Reason during the Change of Control Period), (ii) for Cause by the Company, (iii) as a result of Executive’s Disability or due to Executive’s death, or (iv) for any reason other than as provided in Section 3(a), then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company in accordance with the terms and conditions of such plans, practices or agreements.
(d)
Exclusive Remedy. In the event of a termination of Executive’s employment as set forth in Section 3(a), the provisions of Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than as set forth in Section 4). Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment following a Change of Control other than those benefits expressly set forth in this Section 3. If Executive becomes entitled to any cash severance, continued health coverage benefits, or vesting acceleration of any Equity Awards (other than under this Agreement) by operation of applicable law, then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of such other benefits paid or provided to Executive.
(e)
Section 409A.

(i)
Notwithstanding anything to the contrary in this Agreement, if (A) Executive is a “specified employee” within the meaning of Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”) at the time of Executive’s termination (other than due to death), and (B) the severance payable to Executive, if any, pursuant to this Agreement, together with any other severance payments or separation benefits payable to Executive, are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Executive’s separation from service will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his or her termination but prior to the six (6) month anniversary of his or her separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, no Deferred Compensation Separation Benefits will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.
(ii)
Any amount paid under the Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above.
(iii)
Any amount paid under the Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit shall not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above.
(iv)
Notwithstanding any other provision of this Agreement to the contrary, solely for the purpose of determining the timing of payment or distribution of any compensation or benefit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A (and not the right to vest in or be entitled to receive any such payment or benefit) that may only be made or changed (including a change in the form of payment) upon an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder, such payment shall only be made or timing or form changed if the Change of Control also constitutes an event described in Section 409A(a)(2)(A)(v) of the Code.
(v)
The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.
4.
Accrued Compensation. Upon a termination of employment for any reason, the Company will pay or provide to Executive all accrued but unpaid vacation (if applicable), expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements and applicable law.
5.
Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 3(a) will be either:
(a)
delivered in full, or
(b)
delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that severance and other benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the excise tax will be the first cash payment to be reduced); (ii) cancellation of Equity Awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code (if two or more Equity Awards are granted on the same date, each award will be reduced on a pro-rata basis); (iii) reduction of the accelerated vesting of Equity Awards in the reverse order of date of grant of the awards (i.e., the vesting of the most recently granted Equity Awards will be cancelled first and if more than one Equity Award was made to Executive on the same date of grant, all such awards will have their acceleration of vesting reduced pro rata); and (iv) reduction of employee benefits in reverse chronological order (i.e., the benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first benefit to be reduced). In no event will Executive have any discretion with respect to the ordering of payment reductions.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 5 will be made in writing by a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Company prior to a Change of Control for purposes of making the applicable determinations hereunder and is reasonably acceptable to Executive, which firm shall not, without Executive’s consent, be a firm serving as accountant or auditor for the individual, entity or group effecting the Change of Control (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5. The Company will bear all costs the Accountants may incur in connection with any calculations contemplated by this Section 5.

6.
Definition of Terms. The following terms referred to in this Agreement will have the following meanings:
(a)
Cause. “Cause” will mean:
(i)
Executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors of the Company (the “Board”) reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or
(ii)
Executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company or its respective successors or assigns, as applicable. Executive will receive notice and an opportunity to be heard before the Board with Executive’s own attorney before any termination for Cause is deemed effective. Notwithstanding anything to the contrary, the Board may immediately place Executive on administrative leave (with full pay and benefits to the extent legally permissible) but will allow reasonable access to Company information, employees and business should Executive wish to avail himself or herself and prepare for his or her opportunity to be heard before the Board prior to the Board’s termination for Cause. If Executive avails himself or herself of his or her opportunity to be heard before the Board, and then fails to make himself or herself available to the Board within thirty (30) days of such request to be heard, the Board may thereafter cancel the administrative leave and terminate Executive for Cause. Likewise, if the Board fails to make itself available to Executive and his or her counsel within thirty (30) days of Executive’s request to be heard, Executive will be entitled to terminate his or her employment with the Company and such termination will be treated as a resignation by Executive for Good Reason.

(b)
Change of Control. “Change of Control” will mean the occurrence of any of the following events:
(i)
Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change of Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change of Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)
Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or
(iii)
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group under the rules, regulations and guidance set forth by the U.S. Securities and Exchange Commission.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)
Disability. “Disability” will mean that Executive has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement or 180 days in any consecutive twelve (12) month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that the Executive resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.
(d)
Equity Awards. “Equity Awards” will mean Executive’s outstanding stock options, stock appreciation rights, restricted stock units, performance shares, performance stock units and any other Company equity or equity-based compensation awards.
(e)
Good Reason. “Good Reason” will mean Executive’s termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without Executive’s consent:
(i)
A material reduction of Executive’s authority or responsibilities, relative to Executive’s authority or responsibilities in effect immediately prior to such reduction, or a change in Executive’s reporting position such that Executive no longer reports directly to the officer position or its functional equivalent to which Executive was reporting immediately prior to such change in reporting position (unless Executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control) [or for the Chief Executive Officer: A material reduction of Executive’s authority or responsibilities, relative to Executive’s authority or responsibilities in effect immediately prior to such reduction;

provided, however, that a reduction of authority or responsibilities that occurs solely as a necessary and direct consequence of the Company undergoing a Change of Control and being made part of a larger entity will not be considered material (as, for example, when the Chief Executive Officer of the Company remains the Chief Executive Officer of the Company, or the business unit comprising the Company, following a Change of Control even though he or she is not made the Chief Executive Officer of the acquiring corporation). Notwithstanding the foregoing, (x) any change which results in Executive ceasing to have the same functional supervisory authority and responsibility (such as but not limited to the sales, engineering, operations and all general and administrative (including, but not limited to, finance) functions) for the Company, or the business unit comprising the Company, following a Change of Control as Executive performed for the Company prior to the Change of Control, or (y) a change in Executive’s reporting position such that Executive no longer reports directly to the Chief Executive Officer or the Board of Directors of the parent corporation in a group of controlled corporations following a Change of Control, will be deemed to constitute a material reduction in Executive’s authority and responsibilities constituting grounds for a Good Reason termination];
(ii)
A material reduction in Executive’s base salary or target annual incentive (“Base Compensation”) as in effect immediately prior to such reduction, unless the Company (or Executive’s employer or the parent corporation in a group of controlled corporations following a Change of Control) also similarly reduces the Base Compensation of all other employees of the Company (or Executive’s employer or the parent corporation in a group of controlled corporations following a Change of Control) with positions, duties and responsibilities comparable to Executive’s;
(iii)
A material change in the geographic location at which Executive must perform services (in other words, the relocation of Executive to a facility that is more than thirty-five (35) miles from Executive’s current location);
(iv)
Any purported termination of Executive’s employment for “Cause” without first satisfying the procedural protections, as applicable, required by the definition of “Cause” set forth in that definition; or
(v)
The failure of the Company to obtain the assumption of the Agreement by a successor and/or acquirer and an agreement that Executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

The notification and placement of Executive on administrative leave pending a potential determination by the Board that Executive may be terminated for Cause will not constitute Good Reason.

Executive will not resign for Good Reason without first providing the Company with written notice within sixty (60) days of the event that Executive believes constitutes “Good

Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice.

(f)
Section 409A Limit. “Section 409A Limit” will mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.
7.
Successors.
(a)
The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)
Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
8.
Arbitration.
(a)
The Company and Executive each agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration under the arbitration rules set forth in California Code of Civil Procedure Sections 1280 through 1294.2, including Section 1281.8 (the “Act”), and pursuant to California law. Disputes that the Company and Executive agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights

Act, the California Labor Code, claims of harassment, discrimination, and wrongful termination, and any statutory or common law claims. The Company and Executive further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive. Notwithstanding the foregoing, to the extent required by the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021, this agreement to arbitrate shall not apply to any dispute constituting a “sexual assault dispute” or “sexual harassment dispute” as defined therein.
(b)
Procedure. The Company and Executive agree that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”). The Arbitrator will have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. The Arbitrator will have the power to award any remedies available under applicable law, and the Arbitrator will award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The Company will pay for any administrative or hearing fees charged by the Arbitrator or JAMS except that Executive will pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fees as Executive would have instead paid had he or she filed a complaint in a court of law. The Arbitrator will administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the Arbitrator will apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS Rules conflict with California law, California law will take precedence. The decision of the Arbitrator will be in writing. Any arbitration under this Agreement will be conducted in Santa Clara County, California.
(c)
Remedy. Except as provided by the Act and this Agreement, arbitration will be the sole, exclusive, and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Act and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.
(d)
Administrative Relief. Executive understands that this Agreement does not prohibit him or her from pursuing any administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim, except as permitted by law. Notwithstanding, the Arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the Arbitrator will not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(e)
Voluntary Nature of Agreement. Each of the Company and Executive acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by anyone. Executive further acknowledges and agrees that he or she has carefully read this Agreement and has asked any questions needed for him or her to understand the terms, consequences, and binding effect of this Agreement and fully understand it, including that Executive is waiving his or her right to a jury trial. Finally, Executive agrees that he or she has been provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.
9.
Notice.
(a)
General. All notices and other communications required or permitted under this Agreement shall be in writing and will be effectively given (i) upon actual delivery to the party to be notified, (ii) upon transmission by email, (iii) twenty-four (24) hours after confirmed facsimile transmission, (iv) one (1) business day after deposit with a recognized overnight courier, or (v) three (3) business days after deposit with the U.S. Postal Service by first class certified or registered mail, return receipt requested, postage prepaid. In the case of Executive, notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its Corporate Secretary.
(b)
Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of Good Reason will not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his or her rights hereunder.
10.
Resignation. The termination of Executive’s employment for any reason will also constitute, without any further required action by Executive, Executive’s voluntary resignation from all officer and/or director positions held at the Company or any of its subsidiaries, and at the Board’s request, Executive will execute any documents reasonably necessary to reflect the resignations.
11.
Miscellaneous Provisions.
(a)
No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.

(b)
Other Requirements. Executive’s receipt of any payments or benefits under Section 3 will be subject to Executive continuing to comply with the terms of any confidential information and/or other restrictive covenant agreement executed by Executive in favor of the Company and the provisions of this Agreement.
(c)
Waiver; Amendment. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(d)
Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
(e)
Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and, except as provided herein, supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.
(f)
Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions). Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) will be commenced or maintained in any state or federal court located in the jurisdiction where Executive resides, and Executive and the Company hereby submit to the jurisdiction and venue of any such court.
(g)
Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.
(h)
Withholding. All payments and benefits under this Agreement will be paid less applicable withholding taxes. The Company is authorized to withhold from any payments or benefits all federal, state, local, and/or foreign taxes required to be withheld from the payments or benefits and make any other required payroll deductions. The Company will not pay Executive’s taxes arising from or relating to any payments or benefits under this Agreement.
(i)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY

NETAPP, INC.

By:

Title:

Date:

EXECUTIVE

By:

Title:____________________________________

Date:

Exhibit A

Separation Agreement and Release of Claims

[NETAPP LETTERHEAD]

[DATE]

[NAME]

[Street Address at termination]

[City, State & Zip at termination]

Dear [NAME]:

This letter confirms the agreement between NetApp, Inc., (the “Company” or “NetApp”) and you regarding the terms of your separation from the Company as of [insert date] ________ (your “Termination Date”).

1.
Severance Benefits. In consideration for your signing this agreement, you will receive the severance benefits set forth in Section 3 of the Change of Control Severance Agreement between you and the Company effective as of __________ (the “Change of Control Severance Agreement”), subject to the conditions set forth herein and the Change of Control Severance Agreement.
2.
Return of Company Property. You have returned to the Company all Company property in your possession.
3.
Maintaining Confidential Information. You agree not to disclose any confidential information you acquired, while an employee of the Company, to any other person or use such information in any manner that is detrimental to the Company’s interests, per NetApp’s Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”), which you signed when you were hired and you further agree to honor the terms of that agreement, including those terms which survive your employment with the Company.
4.
Acknowledgement of Payment of Wages. Except for any severance benefits set forth in Section 1, by your last day worked you will have received your final paycheck which will include a final payment for wages through your Termination Date, salary, bonuses, if any, employee stock purchase plan reimbursement, accrued but unused vacation pay and any similar payments due from NetApp, less applicable taxes and 401(k) deduction, if applicable, as of the Termination Date. You acknowledge and agree that NetApp does not owe you any other amounts, except any valid un-reimbursed business expenses that you will submit to the Company.
5.
General Release of the Company. You understand that by agreeing to this release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date you sign this agreement.
a)
On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its owners, shareholders, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your hire, employment, remuneration or resignation by the Releasees, or any of them, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; the California Fair Employment and Housing Act, as amended; the California Labor Code; the Worker Adjustment and Retraining Notification Act; and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages and benefits.

Notwithstanding the generality of the foregoing, you do not release the following claims:

(i)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)
Claims for workers’ compensation insurance benefits under the terms of any workers’ compensation insurance policy or fund of the Company;
(iii)
Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA;
(iv)
Claims to any benefit entitlements vested as the date of your employment termination, pursuant to written terms of any Company employee benefit plan;
(v)
Claims as the holder or beneficial owner of securities (or other rights relating to securities, including equity awards);
(vi)
Claims to any severance benefits due and owing pursuant to Section 1;
(vii)
Claims that cannot be released as a matter of law, including, but not limited to: (1) your right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give you the right to recover any monetary damages against the Company; your release of claims herein bars you from recovering such monetary relief from the Company); (2) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee); and (3) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”); and
(viii)
Claims under the terms of any indemnification agreement entered into between you and the Company or under the Company’s bylaws or charter or any insurance policy providing for directors’ and officers’ liability coverage.
b)
YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

BEING AWARE OF SAID CODE SECTION, YOU HEREBY EXPRESSLY WAIVE ANY RIGHTS YOU MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

c)
You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this agreement. You acknowledge that the consideration given for this release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this agreement that (a) you should consult with an attorney before signing this agreement; (b) you have up to twenty-one (21) days within which to consider this agreement (or, in the event that your termination occurs in connection with an exit incentive or other employment termination program offered to a group or class of employees, forty-five (45) days within which to consider this agreement); (c) you have seven (7) days following your signing this agreement to revoke it; (d) this release will not be effective until the revocation period has expired; and (e) nothing in this agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. In the event you sign this agreement and return it to the Company in less than the applicable consideration period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this agreement.
6.
Severability. The provisions of this agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
7.
Choice of Law/Venue. This agreement will be governed by the laws of the State of California, without regard for choice-of-law provisions. You consent to personal and exclusive jurisdiction and venue in the State of California.
8.
Voluntary and Knowing Agreement. You represent that you have thoroughly read and considered all aspects of this agreement, that you understand all its provisions and that you are voluntarily entering into this agreement.
9.
Effective Date. You have seven (7) days after you sign this agreement to revoke it. This agreement will become effective on the eighth (8th) day after you sign this agreement, so long as it has been signed by both parties and has not been revoked by you before that date.
10.
Entire Agreement; Amendment. This agreement, together with the Change of Control Severance Agreement, the Proprietary Information Agreement, and agreements relating to your equity incentive awards, set forth the entire agreement between you and the Company and supersedes any and all prior oral or written agreements or understanding between you and the Company concerning the subject matter. This agreement may not be altered, amended or modified, except by a further written document signed by you and the Company.

If the above accurately reflects your understanding, please date and sign the enclosed copy of this letter in the places indicated below and return it to Human Resources.

Respectfully,

_________________________

[Name]

[Job Title]

Accepted and agreed to on ___________________________.

(Date)

[NAME]

_________________________________________________________________________

Current Mailing Address (Severance check(s) will be mailed to this address and NetApp will update your records to reflect this address if it is different than the address on file).

Encl.